                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ________


                                   FORM 8-A/A
                                (Amendment No. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               BRUSH WELLMAN INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Ohio                                   34-0119320
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


                  17876 St. Clair Avenue, Cleveland, Ohio 44110
                 ----------------------------------------------
                    (Address of Principal Executive Offices)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d),
please check the following box.  |X|      please check the following box.  [ ]


     Securities Act registration statement file number to which this form relates:
         ---------------
         (If applicable)


     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

    Rights to Purchase Series C
Junior Participating Preferred Stock              New York Stock Exchange
------------------------------------              -----------------------


     Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        On May 2, 2000, the Directors of Brush Wellman Inc. (the "Company") approved Amendment No. 1, dated as of May 16, 2000 (the "Amendment"), to the Rights Agreement, dated as of January 27, 1998 (the "Rights Agreement"), between the Company and National City Bank, N.A. (the "Rights Agent"). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement Of Merger, dated as of May 16, 2000, among the Company, Brush Merger Co., an Ohio corporation, and Brush Engineered Materials Inc., an Ohio corporation.

        The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is incorporated as an exhibit hereto and incorporated in this Item 1 by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.


ITEM 2. EXHIBITS.

Number    Description
------    -----------

 4(a) Amendment No. 1, dated as of May 16, 2000, to the Rights Agreement, dated as of January 27, 1998, between the Company and National City Bank, N.A (filed as Exhibit 4(c) to the Current Report on Form 8-K filed by the Company on May 16, 2000), incorporated herein by reference.

                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BRUSH WELLMAN INC.


                                            By: /s/ Michael C. Hasychak
                                                --------------------------------
                                                Name:  Michael C. Hasychak
                                                Title: Secretary


Date: May 16, 2000

                                  EXHIBIT INDEX

Number    Description
------    -----------

 4(a) Amendment No. 1, dated as of May 16, 2000, to the Rights Agreement, dated as of January 27, 1998, between the Company and National City Bank, N.A (filed as Exhibit 4(c) to the Current Report on Form 8-K filed by the Company on May 16, 2000), incorporated herein by reference.